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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  December 15, 1997
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                           PACIFIC SCIENTIFIC COMPANY
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             (Exact name of registrant as specified in its charter)


        California                        1-7744                94-0744970
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


620 Newport Center Drive, Suite 700, Newport Beach, California      92660
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          (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code  (714) 720-1714
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         On December 15, 1997, Pacific Scientific Company (the "Company") redeemed all of the $16.978 million principal amount of the Company's outstanding 7-3/4% Convertible Subordinated Debentures due June 15, 2003, together with interest accrued thereon, in accordance with the terms of the indenture for such securities.

         Also on December 15, 1997, Kollmorgen Corporation commenced an unsolicited cash tender offer for approximately 51% of the common stock of the Company and also commenced an unsolicited solicitation of consents to call a special meeting of the Company's shareholders. See the press release attached hereto as an exhibit for a copy of the Company's press release issued December 16, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PACIFIC SCIENTIFIC COMPANY



Date: December 17, 1997                   By: /s/ WINSTON HICKMAN
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                                              Winston Hickman
                                              Vice President,
                                              Chief Financial Officer



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                                  EXHIBIT INDEX


   Exhibit
   Number           Description
   -------          -----------
     99             Press release dated December 16, 1997, issued by Pacific
                    Scientific Company in response to Kollmorgen Corporation's unsolicited tender offer.




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